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                                                                       EXHIBIT 5

                    [KIRKPATRICK & LOCKHART LLP LETTERHEAD]

July 19, 2000                                         Mark A. Klein
                                                      310.273.9710
                                                      Fax: 310.274.8357
                                                      mklein@kl.com

MRV Communications, Inc.
8943 Fullbright Avenue
Chatsworth, CA 91311

Dear Sirs:

We have examined the Registration Statement on Form S-3 and Amendment No. 1 thereto, file no. 333-39560 (collectively the "Registration Statement") filed and to be filed with the Securities and Exchange Commission in connection with the registration for resale under the Securities Act of 1933, as amended, of 5,291,952 shares (the "Shares") of Common Stock, $0.0017 par value (the "Common Stock"), of MRV Communications, Inc. (the "Company").

It is our opinion that the Shares are validly issued, fully paid and nonassessable shares of the Company.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than the substantive laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We consent to the use of our name under the caption "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term expert as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


Sincerely,


/s/ Kirkpatrick & Lockhart LLP


Kirkpatrick & Lockhart LLP